

<ARTICLE> UT
<LEGEND>
This schedule  contains summary  financial  information  extracted from SEC Form
10-Q and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000788784
<NAME> PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
<MULTIPLIER>1000000

<PERIOD-TYPE>                               3-MOS
<FISCAL-YEAR-END>                                  DEC-31-1998
<PERIOD-START>                                     JAN-01-1999
<PERIOD-END>                                       MAR-31-1999
<BOOK-VALUE>                                          PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                               10,752
<OTHER-PROPERTY-AND-INVEST>                              3,770
<TOTAL-CURRENT-ASSETS>                                   1,543
<TOTAL-DEFERRED-CHARGES>                                 1,585
<OTHER-ASSETS>                                               0
<TOTAL-ASSETS>                                          17,650
<COMMON>                                                 3,161  <F1>
<CAPITAL-SURPLUS-PAID-IN>                                    0
<RETAINED-EARNINGS>                                      1,816
<TOTAL-COMMON-STOCKHOLDERS-EQ>                           4,806  <F2>
<PREFERRED-MANDATORY>                                    1,113
<PREFERRED>                                                 95
<LONG-TERM-DEBT-NET>                                     4,912
<SHORT-TERM-NOTES>                                           0
<LONG-TERM-NOTES-PAYABLE>                                    0
<COMMERCIAL-PAPER-OBLIGATIONS>                             724
<LONG-TERM-DEBT-CURRENT-PORT>                              372
<PREFERRED-STOCK-CURRENT>                                    0
<CAPITAL-LEASE-OBLIGATIONS>                                 50
<LEASES-CURRENT>                                             0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                           5,578
<TOT-CAPITALIZATION-AND-LIAB>                           17,650
<GROSS-OPERATING-REVENUE>                                1,795
<INCOME-TAX-EXPENSE>                                       144  <F3>
<OTHER-OPERATING-EXPENSES>                               1,334
<TOTAL-OPERATING-EXPENSES>                               1,477
<OPERATING-INCOME-LOSS>                                    318
<OTHER-INCOME-NET>                                           6
<INCOME-BEFORE-INTEREST-EXPEN>                             324
<TOTAL-INTEREST-EXPENSE>                                   136  <F4>
<NET-INCOME>                                               188
<PREFERRED-STOCK-DIVIDENDS>                                 24
<EARNINGS-AVAILABLE-FOR-COMM>                              188
<COMMON-STOCK-DIVIDENDS>                                   120
<TOTAL-INTEREST-ON-BONDS>                                   97
<CASH-FLOW-OPERATIONS>                                     614
<EPS-PRIMARY>                                              .85
<EPS-DILUTED>                                              .85

<F1>Includes Treasury Stock of ($442).
<F2>Includes Foreign Currency Translation Adjustment of ($168).
<F3>Federal and State Income Taxes for Other Income of $1 were incorporated into this line for FDS purposes. In the referenced financial statements, Total Other Income and Deductions are net of the above applicable Federal and State income taxes.
<F4>Total interest expense includes Preferred Securities Dividends Requirements.

